Exhibit 10.1

                              CREDIT AGREEMENT

                                   Between

                           INTERPOINT CORPORATION

                                     and

                                SEAFIRST BANK

                            Dated March 29, 1996

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                             TABLE OF CONTENTS
                             -----------------

	ARTICLE 1                               ARTICLE 3
     	Definitions	             1              Collateral Security           6
	1.1  	ADIC                    1         3.1   Collateral                   6
	1.2	  Adjusted LIBOR Rate     1         3.2   Maintenance of Security      6
	1.3  	Advances	               1         3.3   Negative Pledge              6
	1.4   Assessment Rate	        1         3.4   Setoff                       6
	1.5  	Available Amount        2
	1.6  	Business Day	           2         ARTICLE 4
	1.7  	Cash Flow	              2              Interest Rate Options         7
	1.8  	Commencement Date    	  2         4.1    Interest Rates and Payment
	1.9  	Credit Limit	           2                  Dates                     7
	1.10 	Debt                 	  2         4.2   Procedure                    7
	1.11 	Debt Service Coverage             4.3   Option Restrictions          7
         Ratio              	  2         4.4   Repayments                   7
	1.12 	Debt Service         	  2         4.5   Reversion to Prime           7
	1.13	 ERISA                	  2         4.6   Inability to Participate
	1.14 	Funded Debt	            2                 in Market                  7
	1.15  Funded Debt Ratio       3         4.7   Costs                        7
	1.16 	GAAP	  3                          4.8   Basis of Quotes              8
	1.17	 Interest Payment Dates	 3
	1.18	 Interest Period	        3         ARTICLE 5
	1.19  LIBOR Rate           	  3              Conditions of Lending         8
	1.20  LIBOR Rate Loans 	      3         5.1   Authorization                8
	1.21 	Loan Documents          3         5.2   Documentation                8
	1.22 	London Banking Day      3         5.3   Proof of Insurance           8
	1.23  Margin               	  4         5.4   Representations and
	1.24 	Modified Quick Ratio	   4                 Warranties                 8
	1.25 	Obligations	            4         5.5   Compliance                   9
	1.26 	Person               	  4
	1.27 	Plan	                   4         ARTICLE 6
	1.28 	Prime Rate	             4              Representations and
	1.29 	Prime Rate Loans        4                Warranties                  9
	1.30 	Reserve Adjustment      4         6.1   Existence
 1.31 	Subsidiary           	  4         6.2   Enforceability               9
	1.32 	Swap Obligations        4         6.3   No Legal Bar                 9
	1.33 	Tangible Net Worth      5         6.4   Financial Information        9
	1.34 	Termination Date	       5         6.5   Liens and Encumbrances      10
	1.35 	Unsecured Trade Credit	 5         6.6   Litigation                  10
                                         6.7   Payment of Taxes            10
	ARTICLE 2                               6.8   Employee Benefit Plan       10
     	Revolving Loan        	  5         6.9   Misrepresentations          10
	2.1  	Revolving Loan Facility 5         6.10  No Default                  10
	2.2  	Revolving Note	         5         6.11  No Burdensome Restrictions  10
	2.3  	Procedure for Advances	 5
	2.4	  Facility Fee	           6

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 ARTICLE 7
      Affirmative Convenants       11
 7.1   Use of Proceeds             11
 7.2   Tangible Net Worth          11
 7.3   Debt Service Coverage Ratio 11
	7.4  	Modified Quick Ratio        11
	7.5   Funded Debt Ratio           11
	7.6	  Financial Information       11
	7.7   Maintenance of Existence	   12
	7.8  	Books and Records           12
	7.9  	Access to Premises and
         Records                 	 12
	7.10	 Notice of Events	           13
	7.11 	Payment of Debts and
         Taxes	                    13
	7.12 	Insurance                 	 13
	7.13 	Subsidiary Guaranties       14

	ARTICLE 8
     	Negative Covenants         	 14
	8.1  	Debt	                       14
	8.2  	Liens and Encumbrances    	 14
	8.3  	Guaranties	                 15
	8.4  	Disposition of Assets       15
	8.5  	Mergers                   	 15
	8.6	  Wage and Hour Laws        	 15
	8.7  	ERISA	                      15
	8.8  	Dissolution               	 15
	8.9  	Business Activities         15
	8.10	 Acquisitions              	 15
	8.11 	Capital Expenditures	       16

	ARTICLE 9
     	Events and Consequences
        of Default	                16
	9.1  	Events of Default	          16
	9.2  	Remedies Upon Default	      17

	ARTICLE 10
      Miscellaneous	               18
	10.1 	Manner of Payments	         18
	10.2 	Notices                   	 19
	10.3 	Documentation and
         Administration Expenses 	 19
	10.4 	Collection Expenses         19
	10.5 	Waiver	                     20
	10.6 	Assignment                	 20
	10.7 	Merger	                     20
	10.8 	Amendments	                 20
	10.9 	Mandatory Arbitration	      20
	10.10	Construction              	 21

                             CREDIT AGREEMENT


	THIS CREDIT AGREEMENT ("Agreement") is made between Interpoint Corporation, a Washington corporation ("Borrower"), and Bank of America NW, N.A., doing business as Seafirst Bank, a national banking association (including its successors and/or assigns, "Bank").  The parties agree as follows:

ARTICLE 1
                               	Definitions

 	All terms defined below shall have the meaning indicated.  All references in this Agreement to:
	    	(a)	"dollars" or "$" shall mean U.S. dollars;
    		(b)	"Article," "Section," or "Subsection" shall mean articles, sections, and subsections of this Agreement, unless otherwise indicated;
	    	(c)	terms defined in the Washington version of the Uniform Commercial
  Code, R.C.W. 62A.9-101, et seq. ("UCC"), and not otherwise defined in this
  Agreement, shall have the meaning given in the UCC; and
    		(d)	an accounting term not otherwise defined in this Agreement shall have the meaning assigned to it under GAAP.
  .1 	ADIC shall mean Advanced Digital Information Corporation, a Washington corporation.
  .2 	Adjusted LIBOR Rate shall mean for any day that per annum rate equal to the sum of (a) the Margin, (b) the Assessment Rate, and (c) the quotient of
(i) the LIBOR Rate as determined for such day, divided by (ii) the Reserve
Adjustment.  The Adjusted LIBOR Rate shall change with any change in the
LIBOR Rate on the first day of each Interest Period and on the effective date of any change in the Assessment Rate or Reserve Adjustment.
  .3 	Advances shall mean the disbursement of loan proceeds under the Revolving
Loan.  An Advance shall not constitute a "payment order" under R.C.W.
62A.4A-103.
  .4 	Assessment Rate shall mean as of any day the minimum annual percentage rate established by the Federal Deposit Insurance Corporation (or any successor)
for the assessment due from members of the Bank Insurance Fund (or any successor) in effect for the assessment period during which said day occurs based on deposits maintained at such members' offices located outside of the
United States.  In the event of a retroactive reduction in the Assessment Rate after a commencement of any Interest Period, Bank shall not retroactively adjust as to such Interest Period any interest rate calculated using the
Assessment Rate.

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  .5 	Available Amount shall mean at any time the amount of the Credit Limit, minus the unpaid balance of the Revolving Note.
  .6 	Business Day shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Seattle, Washington, are authorized or required by law to close.
  .7 	Cash Flow shall mean Borrower's net income after taxes (after eliminating any unusual or infrequent gains and losses up to a maximum of $250,000) subject to the following adjustments:
      (a) 	Items added to net income shall be charges against income
  consisting of depreciation of real and personal property, amortization, write-off of goodwill and other intangibles, and interest expense.
      (b) 	Items deducted from net income shall be cash paid by Borrower for unfunded capital expenditures and dividends and distributions paid to Borrower's shareholders.
  .8 	Commencement Date shall mean the first day of any Interest Period as requested by Borrower.
  .9 	Credit Limit shall mean $20,000,000 through March 31, 1998; $18,000,000 from April 1, 1998 through March 31, 1999; $16,000,000 from April 1, 1999 through March 31, 2000; and $14,000,000 from April 1, 2000 through the Termination Date.
  .10 	Debt shall mean all consolidated obligations, on a GAAP basis, included in the liability section of a balance sheet of Borrower.
  .11 	Debt Service Coverage Ratio shall mean the ratio of Cash Flow to Debt
Service.
  .12 	Debt Service shall mean for any period the amount of cash interest expense together with the current portion of Funded Debt, as of the last day of the relevant period, excluding any repayments made or required to be made pursuant to reductions in the Credit Limit.
  .13 	ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.
  .14 	Funded Debt shall mean, as of the date of determination, the aggregate principal amount of all Debt except (a) Unsecured Trade Credit, (b) accrued liabilities, (c) current and deferred income taxes payable, and (d) other non-interest bearing liabilities.

  .15 	Funded Debt Ratio shall mean the ratio of (a) Funded Debt, to
(b) Borrower's consolidated net income, adjusted for any unusual or infrequent gains and losses up to a maximum of $250,000, plus depreciation plus amortization plus other non-cash charges plus income tax expense plus interest expense, on a trailing four-quarter basis.
  .16 	GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States and as consistently applied by Borrower.
  .17 	Interest Payment Dates shall mean the first Business Day of each month, and upon maturity, including upon maturity by acceleration.
  .18 	Interest Period shall mean the period commencing on the date of any
Advance at or conversion to an Adjusted LIBOR Rate and ending on any date thereafter as selected by Borrower, subject to the restrictions of
Section 4.3. If any Interest Period would end on a day which is not a
Business Day, the Interest Period shall be extended to the next succeeding Business Day, unless the next succeeding Business Day falls in the next month, in which case the Interest Period shall be shortened to the preceding Business Day.
  .19 	LIBOR Rate shall mean for any Interest Period the per annum rate, calculated on the basis of actual number of days elapsed over a year of 360 days, for U.S. Dollar deposits for a period equal to the Interest Period appearing on the display designated as "Page 3750" on the Telerate Service
(or such other page on that service or such other service designated by the British Banker's Association for the display of that Association's Interest Settlement Rates for U.S. Dollar deposits) as of 11:00 a.m., London time, on the day which is two London Banking Days prior to the first day of the
Interest Period. If there is no period equal to the Interest Period on the display, the LIBOR Rate shall be determined by straight-line interpolation to the nearest month (or week or day if expressed in weeks or days) corresponding to the Interest Period between the two nearest neighboring periods on the display.
  .20 	LIBOR Rate Loans shall mean those portions of principal of the
Revolving Note accruing interest at the Adjusted LIBOR Rate.
  .21 	Loan Documents shall mean collectively this Agreement, the Revolving
Note, the Term Note, all documents representing Swap Obligations, and all other mortgages, deeds of trust, security agreements, documents, instruments, and other agreements now or later executed in connection with this Agreement.
  .22 	London Banking Day shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in London, England, are authorized or required by law to close.
  .23 	Margin shall mean 1.65% at all times when the Funded Debt Ratio, as determined for the most recent quarter end, is less than 1.50 to 1; and 1.90% at all times when the Funded Debt Ratio, as determined for the most recent quarter end, is greater than or equal to 1.50 to 1.

  .24 	Modified Quick Ratio shall mean the ratio of (a) Borrower's cash and trade accounts receivable, net of allowance for doubtful accounts, to (b) the outstanding principal balance of the Revolving Note.
  .25 	Obligations shall mean the Revolving Note, all Swap Obligations, the term note made by Borrower to Bank scheduled to mature on August 1, 1997 (the "Term Note"), and all fees, costs, expenses, and indemnifications due to Bank under this Agreement.
  .26 	Person shall mean any individual, partnership, corporation, business trust, unincorporated organization, joint venture, or any governmental entity, department, agency, or political subdivision.
  .27 	Plan shall mean any employee benefit plan or other plan maintained for
Borrower's employees and covered by Title IV of ERISA, excluding any plan created or operated by or for any labor union.
  .28 	Prime Rate shall mean the floating commercial loan reference rate of
Bank, publicly announced from time to time as its "prime rate" (calculated on the basis of actual number of days elapsed over a year of 360 days), with any change in the Prime Rate to be effective on the date the "prime rate" changes.
  .29 	Prime Rate Loans shall mean those portions of principal of the
Revolving Note accruing interest at the Prime Rate.
  .30 	Reserve Adjustment shall mean as of any day the remainder of one minus that percentage (expressed as a decimal) which is the highest of any such percentages established by the Board of Governors of the Federal Reserve
System (or any successor) for required reserves (including any emergency, marginal, or supplemental reserve requirement) regardless of the aggregate amount of deposits with said member bank and without benefit of any possible credit, proration, exemptions, or offsets for time deposits established at offices of member banks located outside of the United States or for eurocurrency liabilities, if any.
  .31 	Subsidiary shall mean a corporation 50.1% or more of the outstanding voting stock of which is owned, directly or indirectly, by Borrower or by one or more other Subsidiaries, or by Borrower together with one or more other Subsidiaries.
  .32 	Swap Obligations shall mean all indebtedness and obligations of Borrower to Bank under any ISDA (or successor) Master Agreement, or equivalent interest rate swap agreement, including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto (and including, without limitation, any interest due thereon, fees, costs, and expenses connected therewith, and termination payments and indemnifications relating thereto).

  .33 	Tangible Net Worth shall mean Borrower's total shareholders equity, including any intangible assets reported on Borrower's balance sheet as of October 31, 1995, but excluding any intangible assets or goodwill associated with subsequent operations or acquisitions.
  .34 	Termination Date shall mean April 1, 2001, or such earlier date upon which Bank's commitment to lend is terminated pursuant to Subsection 9.2(a).
  .35 	Unsecured Trade Credit shall mean unsecured, short-term Debt arising from current operations by purchasing on credit goods, services, supplies, or merchandise and not constituting borrowings.

ARTICLE 2
	                               Revolving Loan

  .1 	Revolving Loan Facility.  Subject to the terms and conditions of this
Agreement, Bank shall make Advances to Borrower from time to time, until the Termination Date ("Revolving Loan"), with the aggregate principal amount at any one time outstanding not to exceed the Credit Limit.  Borrower may use the Revolving Loan by borrowing, prepaying, and reborrowing the Available Amount, in whole or in part.
  .2 	Revolving Note.  The obligation of Borrower to repay the Revolving Loan shall be evidenced by a promissory note (including all renewals, modifications, and extensions thereof, the "Revolving Note") made by Borrower to the order of Bank, and shall bear interest as provided in Article 4. The Revolving Note shall be secured as provided in Article 3 and shall be in substantially the same form as Exhibit A attached. If at any time the outstanding principal balance of the Revolving Note shall exceed the Credit Limit, Borrower shall immediately repay principal of the Revolving Note in an amount sufficient to reduce the principal balance of the Revolving Note to the Credit Limit then in effect.
  .3 	Procedure for Advances.  Borrower may borrow under the Revolving Loan on any Business Day. Borrower shall give Bank irrevocable notice (written or oral) specifying the amount to be borrowed and the requested borrowing date. Bank must receive such notice on or before 3:30 p.m., Seattle time, on the day borrowing is requested, or by such earlier time as may be required under
Article 4. All Advances shall be discretionary to the extent notification by Borrower is given subsequent to that time.

  .4 	Facility Fee.  Borrower shall pay to Bank upon execution of this
Agreement a facility fee of $70,000. In addition, on the last Business Day of each April, July, October, and January, beginning April 30, 1999, and accruing from April 1, 1999, Borrower shall pay to Bank in arrears a commitment fee equal to .125% per annum of the daily difference between the Credit Limit and the outstanding principal balance of the Revolving Note.

ARTICLE 3
                          	Collateral Security

  .1 	Collateral.  As security for the prompt payment and performance of all
Obligations, Borrower and ADIC have granted or will grant to Bank a first lien security interest in the following collateral (the "Collateral"): all of their respective accounts, inventory, equipment, fixtures, general intangibles, documents, instruments, chattel paper, financial assets, investment property, and deposit accounts, wherever located, all whether now owned or hereafter acquired, and all proceeds and products thereof; provided that Bank's security interest shall not be required to be a first lien as to fixed assets subject to purchase money security interests permitted under this Agreement.
  .2 	Maintenance of Security.  Borrower shall execute and deliver to Bank, whenever requested, such security instruments as Bank deems necessary, in its sole opinion, for the preservation of its security interest or to ensure the priority of each security interest. Borrower hereby irrevocably appoints
Bank as its attorney-in-fact, solely for the purpose of executing on
Borrower's behalf any financing statement or other security document deemed necessary by Bank to carry out the purposes of this Article, which appointment shall continue so long as this Agreement remains in effect or any Obligations remain outstanding.
  .3 	Negative Pledge.  So long as any amount is payable by Borrower under this
Agreement, Borrower shall not allow any Collateral to be transferred or encumbered, except sales in the ordinary course of business, purchase money finance of fixed assets, or encumbrances to secure the Obligations.
  .4 	Setoff.  Bank may exercise the right of setoff, assert its banker's lien, or counterclaim against any interest of Borrower in each deposit account which Borrower may now or later have with Bank, or any property which is now or shall later be in Bank's possession.

ARTICLE 4
                           	Interest Rate Options

  .1 	Interest Rates and Payment Date.  The Revolving Note shall bear interest from the date of Advance on the unpaid principal balance outstanding from time to time at the Prime Rate or Adjusted LIBOR Rate as selected by Borrower and all accrued interest shall be payable in arrears on each Interest Payment Date.
  .2 	Procedure.  Borrower may, on any London Banking Day two London Banking
Days before a Commencement Date, request Bank to give an Adjusted LIBOR Rate quote for a specified loan amount and Interest Period. Bank will then quote to Borrower the available Adjusted LIBOR Rate. Borrower shall have two hours from the time of the quote to elect an Adjusted LIBOR Rate by giving Bank irrevocable notice of such election.
  .3 	Option Restrictions.  Each Interest Period shall be one month, two months, three months, or one year.  In no event shall the Interest Period extend beyond the Termination Date.  The minimum amount of a LIBOR Rate Loan shall be $500,000.
  .4 	Prepayments.  If Borrower prepays all or any portion of a LIBOR Rate Loan prior to the end of an Interest Period, there shall be due at the time of any such prepayment the Prepayment Fee, determined in accordance with Form
51-6325, which shall be attached as Exhibit 1 to the Revolving Note.
Borrower may prepay Prime Rate Loans on any Business Day without premium or penalty.
  .5 	Reversion to Prime.  The Revolving Note shall bear interest at the Prime
Rate unless an Adjusted LIBOR Rate is specifically selected. At the termination of any Interest Period, each LIBOR Rate Loan shall revert to a Prime Rate Loan unless Borrower directs otherwise pursuant to Section 4.2.
  .6 	Inability to Participate in Market.  If Bank in good faith cannot participate in the Eurodollar market for legal or practical reasons, the
Adjusted LIBOR Rate shall cease to be an interest rate option.  Bank shall notify Borrower if and when it again becomes legal or practical to participate in the Eurodollar market, at which time the Adjusted LIBOR Rate shall resume being an interest rate option.
  .7 	Costs.  Borrower shall, as to LIBOR Rate Loans, reimburse Bank for all costs, taxes, and expenses, and defend and hold Bank harmless for any liabilities, which Bank may incur as a consequence of any changes in the cost of participating in, or in the laws or regulations affecting, the Eurodollar market, including any additional reserve requirements, except to the extent such costs are already calculated into the Adjusted LIBOR Rate. This covenant shall survive this Agreement and the payment of the Revolving Note.

 .8 	Basis of Quotes.  Borrower acknowledges that Bank may or may not in any particular case actually match-fund a LIBOR Rate Loan. FDIC assessments, and Federal Reserve Board reserve requirements, if any are assessed, will be based on Bank's best estimates of its marginal cost for each of these items.
Whether such estimates in fact represent the actual cost to Bank for any particular dollar or Eurodollar deposit or any LIBOR Rate Loan will depend upon how Bank actually chooses to fund the LIBOR Rate Loan. By electing an Adjusted LIBOR Rate, Borrower waives any right to object to Bank's means of calculating the Adjusted LIBOR Rate quote accepted by Borrower.

ARTICLE 5
                          	Conditions of Lending

 	Bank's obligation to make the initial Advance is subject to the conditions precedent listed in Sections 5.1 through 5.3, and to make subsequent Advances is subject to the conditions precedent listed in Sections 5.4 and 5.5, unless waived by Bank in writing:
  .1 	Authorization.  Borrower shall have delivered to Bank a certified copy of minutes of a meeting of Borrower's board of directors authorizing the transactions contemplated by this Agreement and the execution, delivery, and performance of all Loan Documents, together with appropriate certificates of incumbency.
  .2 	Documentation.  Borrower shall have executed and delivered to Bank all documents to reflect the existence of the Obligations and Borrower and ADIC shall have executed and delivered to Bank all documents necessary to perfect, as a first lien (except as otherwise permitted under this Agreement), the security interests granted to Bank.
  .3 	Proof of Insurance.  Proof of insurance as required by Section 7.12 shall have been provided to Bank.
  .4 	Representations and Warranties.  The representations and warranties made by Borrower in the Loan Documents and in any certificate, document, or financial statement furnished at any time shall continue to be true and correct, except to the extent that such representations and warranties expressly relate to an earlier date.
  .5 	Compliance.  No Default or other event which, upon notice or lapse of time or both would constitute a Default, shall have occurred and be continuing, or shall exist after giving effect to the advance of credit to be made.

ARTICLE 6
                        	Representations and Warranties

 	To induce Bank to enter into this Agreement, Borrower represents, warrants, and covenants to Bank as follows:
  .1 	Existence.  Borrower is in good standing as a corporation under the laws of the state of Washington, has the power, authority, and legal right to own and operate its property or lease the property it operates and to conduct its current business; and is qualified to do business and is in good standing in all other jurisdictions where the ownership, lease, or operation of its property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on Borrower.
  .2 	Enforceability.  The Loan Documents, when executed and delivered by
Borrower, shall be enforceable against Borrower in accordance with their respective terms.
  .3 	No Legal Bar.  The execution, delivery, and performance by Borrower of the Loan Documents, and the use of the loan proceeds, shall not violate any existing law or regulation applicable to Borrower; any ruling applicable to
Borrower of any court, arbitrator, or governmental agency or body of any kind; Borrower's organizational documents; any security issued by Borrower;
or any mortgage, indenture, lease, contract, undertaking, or other agreement to which Borrower is a party or by which Borrower or any of its property may be bound.
  .4 	Financial Information.  By submitting each of the financial statements required by Subsection 7.6(a) and 7.6(b), Borrower is deemed to represent and warrant that: (a) such statement is complete and correct and fairly presents the financial condition of Borrower as of the date of such statement;
(b) such statement discloses all liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) such statement has been prepared in accordance with GAAP.  As of this date, there has been no adverse change in Borrower's financial condition since preparation of the last such financial statements delivered to Bank which would materially impair Borrower's ability to repay the Obligations.
  .5 	Liens and Encumbrances.  As of this date, Borrower has good and marketable title to its property free and clear of all security interests, liens, encumbrances, or rights of others, except for taxes which are not yet delinquent and for conditions, restrictions, easements, and rights of way of record which do not materially affect the use of any of Borrower's property.

  .6 	Litigation.  Except as disclosed in writing to Bank, there is no threatened (to Borrower's knowledge) or pending litigation, investigation, arbitration, or administrative action which may materially adversely affect Borrower's business, property, operations, or financial condition.
  .7 	Payment of Taxes.  Borrower has filed or caused to be filed all tax returns when required to be filed; and has paid all taxes, assessments, fees, licenses, excise taxes, franchise taxes, governmental liens, penalties, and other charges levied or assessed against Borrower or any of its property imposed on it by any governmental authority, agency, or instrumentality that are due and payable (other than those returns or payments of which the amount, enforceability, or validity are contested in good faith by appropriate proceedings and with respect to which reserves in conformity with
GAAP are provided on Borrower's books).
  .8 	Employee Benefit Plan.  Borrower is in compliance in all respects with the provisions of ERISA and the regulations and published interpretations thereunder.  Borrower has not engaged in any acts or omissions which would make Borrower liable to the Plan, to any of its participants, or to the
Internal Revenue Service, under ERISA.
  .9 	Misrepresentations.  No information, exhibits, data, or reports furnished by Borrower or delivered to Bank in connection with Borrower's application for credit misstates any material fact, or omits any fact necessary to make such information, exhibits, data, or reports not misleading.
  .10 	No Default.  Borrower is not in default in any Loan Document, or in any contract, agreement, or instrument to which it is a party.
  .11 	No Burdensome Restrictions.  No contract or other instrument to which
Borrower is a party, or order, award, or decree of any court, arbitrator, or governmental agency, materially impairs Borrower's ability to repay the Obligations.

ARTICLE 7
	                           Affirmative Covenants
 	So long as this Agreement shall remain in effect, or any liability exists under the Loan Documents, Borrower shall:
  .1 	Use of Proceeds.  Use the proceeds of the Revolving Loan for working capital or other general corporate purposes.

  .2 	Tangible Net Worth.  Maintain a Tangible Net Worth, measured quarterly, of not less than $20,000,000, increasing to $23,000,000 by quarter ending
October 31, 1996; to $27,000,000 by quarter ending October 31, 1997; and to
$32,000,000 by quarter ending October 31, 1998, and for all quarters thereafter.  If Borrower sells its existing investment in Apex Microtechnology
Corporation ("Apex"), and separately elects to implement a stock repurchase program, the minimum Tangible Net Worth required to be maintained as of
October 31, 1996 and each quarter end thereafter until but not including
October 31, 1998 shall be reduced by the lesser of (a) $2,000,000, or (b) the total cost of stock repurchased by Borrower through its stock repurchase program, or (c) the cash proceeds received by Borrower from the sale of its investment in Apex.
  .3 	Debt Service Coverage Ratio.  Maintain a Debt Service Coverage Ratio,
measured quarterly, on a trailing four-quarter basis, of at least 2.00 to 1, increasing to 2.25 to 1 by quarter ending October 31, 1997; and increasing to 2.50 to 1 by quarter ending October 31, 1998, and for all quarters thereafter.
  .4 	Modified Quick Ratio.  Maintain a Modified Quick Ratio, measured quarterly, of at least 1.0 to 1 through quarter ending July 31, 1997, at east 1.1 to 1 as of quarter ending October 31, 1997; at least 1.2 to 1 as of quarter ending October 31, 1998; and at least 1.3 to 1 as of quarter ending
October 31, 1999, and as of each quarter end thereafter.
  .5 	Funded Debt Ratio.  Maintain a Funded Debt Ratio, measured quarterly, on a trailing four-quarter basis, of not more than 2.50 to 1, decreasing to
2.25 to 1 by quarter ending October 31, 1997; and to 2.00 to 1 by quarter ending October 31, 1998, and for all quarters thereafter.
  .6 	Financial Information.  Maintain a standard system of accounting in accordance with GAAP and furnish to Bank the following:
      (a) 	SEC Reporting.  As soon as made available to the Securities and
   Exchange Commission or Borrower's shareholders, copies of all 10-Q and
   10-K filings;
      (b) 	Annual Financial Statements.  As soon as available and, in any event, within 90 days after the end of each fiscal year, a copy of the consolidated balance sheet, consolidated statement of income and retained earnings, consolidated statement of shareholders' equity, and consolidated statement of cash flow of Borrower for such year, setting forth in each case, in comparative form, corresponding figures from the preceding annual statements, each audited by independent certified public accountants of recognized standing selected by Borrower and satisfactory to Bank certifying that such statement is complete and correct, fairly presents without qualification the financial condition of Borrower for such period, is prepared in accordance with GAAP, and has been audited in conformity with generally accepted auditing standards;

      (c) 	Aging Report.  Quarterly or more frequently as requested by Bank, a report providing the agings of accounts receivable and accounts payable, in form and substance satisfactory to Bank;
      (d) 	Projections.  Annually, within 90 days of each fiscal year end, consolidated financial projections of Borrower for the fiscal year then beginning, in form satisfactory to Bank;
      (e) 	Other Certificates.  Together with the delivery of the financial statements required by Subsections 7.6(a) and 7.6(b), a certificate of the chief accounting officer of Borrower, in the form of Exhibit B attached; and
      (f) 	Additional Financial Information.  As soon as available and, in any event, within ten days after request, such other data, information, or documentation as Bank may reasonably request.
  .7 	Maintenance of Existence.  Preserve and maintain its existence, powers, and privileges in the jurisdiction of its formation, and qualify and remain qualified in each jurisdiction in which its presence is necessary or desirable in view of its business, operations, or ownership of its property.
Borrower shall also maintain and preserve all of its property which is necessary or useful in the proper course of its business, in good working order and condition, ordinary wear and tear excepted.
  .8 	Books and Records.  Keep accurate and complete books, accounts, and records in which complete entries shall be made in accordance with GAAP, reflecting all financial transactions of Borrower.
  .9 	Access to Premises and Records.  At all reasonable times and as often as
Bank may reasonably request, permit any authorized representative designated by
Bank to have access to the premises, property, and financial records of
Borrower, including all records relating to the finances, operations, and procedures of Borrower, and to make copies of or abstracts from such records.
  .10 	Notice of Events.  Furnish Bank prompt written notice of:
       (a) 	Proceedings.  Any proceeding instituted by or against Borrower in any court or before any commission or regulatory body, or any proceeding threatened against it in writing by any governmental agency which if adversely determined would have a material adverse effect on Borrower's business, property, or financial condition, or where the amount involved is $250,000 or more and not covered by insurance;

       (b) 	Material Development.  Any material development in any such
  proceeding referred to in Subsection 7.10(a);
       (c) 	Defaults.  Any accident, event, or condition which is or, with notice or lapse of time or both, would constitute a Default, or a default under any other agreement to which Borrower is a party; and
       (d) 	Adverse Effect.  Any other action, event, or condition of any nature which could result in a material adverse effect on the business, property, or financial condition of Borrower.
  .11 	Payment of Debts and Taxes.  Pay each Debt greater than $100,000 and perform all material obligations promptly and in accordance with their terms, and pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Borrower, its property, or revenues prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies, or otherwise which, if unpaid, might become a lien or charge upon Borrower's property. Borrower shall not, however, be required to pay or discharge any such tax, assessment, charge, levy, or claim so long as its enforceability, amount, or validity is contested in good faith by appropriate proceedings.
  .12 	Insurance.  Maintain commercially adequate levels of coverage with financially sound and reputable insurers, including, without limitation:
       (a) 	Property Insurance.  Insurance on all property of a character usually insured by organizations engaged in the same or similar type of business as Borrower against all risks, casualties, and losses through extended coverage or otherwise and of the kind customarily insured against by such organizations, with such policy or policies covering tangible collateral to name Bank as loss payee, as its interests may appear;
       (b) 	Liability Insurance.  Public liability insurance against tort claims which may be asserted against Borrower; and
       (c) 	Additional Insurance.  Such other insurance as may be required by law.
  .13 	Subsidiary Guaranties.  Provide to Bank, upon demand, a full and continuing guaranty of the Obligations by each Subsidiary of Borrower.

ARTICLE 8
                             	Negative Covenants

 	So long as this Agreement shall remain in effect, or any liability shall exist under the Loan Documents, Borrower shall not, without prior written consent of Bank, which consent shall not be unreasonably withheld:
  .1 	Debt.  Create, incur, assume, permit to exist, or otherwise become committed for any Debt except any:
      (a) 	Unsecured Trade Credit.  Unsecured Trade Credit;
      (b) 	Existing Obligations.  Debt owing to Bank, or in existence as of this date and disclosed to Bank, and all renewals, modifications, and extensions thereof;
      (c) 	Purchase Money Finance.  Debt incurred to finance the acquisition of fixed assets, subject to other restrictions of this Agreement;
      (d) 	Lease Agreements.  Debt incurred in connection with capital leases calling for payments in the aggregate not exceeding $250,000 in any one fiscal year; and
      (e) 	Ordinary Course.  Debt incurred in the ordinary course of business and appearing on the liability section of the balance sheet of Borrower, prepared in accordance with GAAP, including, without limitation, accrued liabilities and taxes payable.
  .2 	Liens and Encumbrances.  Create, incur, or assume, or agree to create, incur, or assume any lien, whether consensual or nonconsensual, on any of its property, or to enter into any lease with respect to any of its property except:
      (a) 	Existing Liens.  Liens in effect as of this date;
      (b) 	Purchase Money Liens.  Liens securing purchase money finance of fixed assets, as permitted under Subsection 8.1(c);
      (c) 	Liens of Bank.  Liens in favor of Bank;
      (d) 	Tax Liens.  Liens for taxes not yet due or which are being
  contested in good faith by appropriate proceedings; and
      (e) 	Incidental Liens.  Other liens incidental to the conduct of its business or the ownership of its property which are not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially impair the value or use of property.

  .3 	Guaranties.  Assume, guaranty, endorse, become a surety for, indemnify, or otherwise in any fashion become responsible for, directly or indirectly, any obligation of any Person, except:
      (a) 	Negotiable Instruments.  Endorsements on negotiable instruments for deposit or collection in the ordinary course of business; and
      (b) 	Performance Bonds.  Performance bonds as required in the ordinary course of Borrower's business.
  .4 	Disposition of Assets.  Sell, transfer, lease, or otherwise assign or dispose of a substantial portion of its property to any Person, outside the ordinary course of business.
  .5 	Mergers.  Become a party to any merger, consolidation, or like corporate change, or make any substantial transfer or contribution to, or material investment in, stock, shares, or licenses of any Person, if any such merger, investment, or the like is in an amount of $500,000 or more.
  .6 	Wage and Hour Laws.  Engage in any material violation of the federal Fair
Labor Standards Act or any comparable state wage and hour law.
  .7 	ERISA.  Engage in any act or omission which would make Borrower materially liable under ERISA to the Plan, to any of its participants, or to the Internal
Revenue Service.
  .8 	Dissolution.  Adopt any agreement or resolution for dissolving, terminating, or substantially altering Borrower's present business activities.
  .9 	Business Activities.  Engage or enter into any activity which is unusual to Borrower's existing business.
  .10 	Acquisitions.  Make any acquisition, or permit any Subsidiary to make any acquisition, in an amount of $500,000 or more, without the prior written consent of Bank, which shall not be unreasonably withheld so long as Bank has received complete information concerning the details of such acquisition.
  .11 	Capital Expenditures.  Make in any one fiscal year capital expenditures which when cumulated exceed $2,500,000, or in any two consecutive fiscal years capital expenditures which when cumulated exceed $4,000,000.

ARTICLE 9
                      	Events and Consequences of Default

  .1 	Events of Default.  Any of the following events shall, at the option of
Bank and at any time without regard to any previous knowledge on the part of
Bank, constitute a default by Borrower under the terms of this Agreement, the
Revolving Note, and all other Loan Documents ("Default"):
      (a) 	Nonpayment.  Any payment or reimbursement due or demanded under this
  Agreement or any Loan Document is not made within five days of the date when due;
      (b) 	Breach of Warranty.  Any representation or warranty made in
  connection with this Agreement or any other Loan Document, or any certificate, notice, or report furnished pursuant hereto, is determined by
  Bank to be false in any material respect when made, and is relied upon by
  Bank to its detriment;
      (c) 	Failure to Perform.  Any other term, covenant, or agreement contained in any Loan Document is not performed or satisfied, and, if remediable, such failure continues unremedied for 30 days after written notice thereof has been given to Borrower by Bank;
      (d) 	Defaults on Other Obligations.  There exists a default in the performance of any other agreement or obligation for the payment of borrowed money, for the deferred purchase price of property or services, or for the payment of rent under any lease, whether by acceleration or otherwise, which obligation exceeds $100,000, and which would permit such obligation to be declared due and payable prior to its stated maturity; and such default continues for 30 days after Borrower receives written notice thereof from the creditor so affected;
      (e) 	Loss, Destruction, or Condemnation of Property.  A portion of
  Borrower's property is affected by any uninsured loss, damage, destruction, theft, sale, or encumbrance other than created herein or is condemned, seized, or appropriated, the effect of which materially impairs Borrower's financial condition or its ability to pay its debts as they come due;
      (f) 	Attachment Proceedings and Insolvency.  Borrower or any of Borrower's
  property is affected by any:

          (i) 	Judgment lien, execution, attachment, garnishment, general
      assignment for the benefit of creditors, sequestration, or forfeiture, to the extent Borrower's financial condition or its ability to pay its debts as they come due is thereby materially impaired; or
          (ii) 	Proceeding under the laws of any jurisdiction relating to
      receivership, insolvency, or bankruptcy, whether brought voluntarily or involuntarily by or against Borrower, including, without limitation, any reorganization of assets, deferment or arrangement of debts, or any similar proceeding, and, if such proceeding is involuntarily brought against Borrower, it is not dismissed within 60 days;
      (g) 	Judgments.  Final judgment on claims not covered by insurance which, together with other outstanding final judgments against Borrower, exceeds
  $250,000, and which materially impairs Borrower's financial condition or its ability to pay its debts as they come due, is rendered against Borrower and is not discharged, vacated, or reversed, or its execution stayed pending appeal, within 60 days after entry, or is not discharged within 60 days after the expiration of such stay; or
       (h) 	Government Approvals.  Any governmental approval, registration, or filing with any governmental authority, now or later required in connection with the performance by Borrower of its obligations under the Loan
  Documents, is revoked, withdrawn, or withheld, or fails to remain in full force and effect, except Borrower shall have 60 days after notice of any such event to take whatever action is necessary to obtain all necessary approvals, registrations, and filings.
  .2 	Remedies Upon Default.  If any Default occurs and is continuing, Bank may at its option, by notice to Borrower:
      (a) 	Terminate Commitments.  Terminate Bank's commitment to make
  Advances;
      (b) 	Suspend Commitments.  Refuse to make further Advances until any
  Default has been cured;
      (c) 	Accelerate.  Declare the Revolving Note and/or the Term Note,
  together with all accrued interest, to be immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;
      (d) 	Setoff.  Exercise its right of setoff against deposit accounts of
  Borrower with Bank;

      (e) 	Collateral.  Proceed to realize on any or all Collateral by any available means; and/or
      (f) 	All Remedies.  Pursue any other available legal and equitable remedies.
  All of Bank's rights and remedies in all Loan Documents shall be cumulative and can be exercised separately or concurrently.

ARTICLE 10
                                	Miscellaneous

  .1 	Manner of Payments.
      (a) 	Payments on Nonbusiness Days.  Whenever any event is to occur or any payment is to be made under any Loan Document on any day other than a Business
Day, such event may occur or such payment may be made on the next succeeding
Business Day and such extension of time shall be included in computation of interest in connection with any such payment.
      (b) 	Payments.  All payments and prepayments to be made by Borrower shall be made to Bank when due, at Bank's office as may be designated by Bank, without offsets or counterclaims for any amounts claimed by Borrower to be due from
Bank, in U.S. dollars and in immediately available funds.
      (c) 	Application of Payments.  All payments made by Borrower shall be applied first against fees, expenses, and indemnities due; second, against interest due; and third, against principal, with Bank having the right, after a Default which is continuing, to apply any payments or collections received against any one or more of the Obligations in any manner which Bank may choose.
      (d) 	Recording of Payments.  Bank is authorized to record on a schedule or computer-generated statement the date and amount of each Advance, all conversions between interest rate options, and all payments of principal and interest.  All such schedules or statements, absent manifest error, shall constitute prima facie evidence of the accuracy of the information so recorded.
  .2 	Notices.  Bank may make Advances and conversions between interest rates based on telephonic, telex, and oral requests made by any Person whom Bank in good faith believes to be authorized to act on behalf of Borrower.  All other notices, demands, and other communications to be given pursuant to any of the
Loan Documents shall be in writing and shall be deemed received the earlier of when actually received, or two days after being mailed, postage prepaid and addressed as follows, or as later designated in writing:

Bank:

SEAFIRST BANK
Western Commercial Banking, Team 2
10500 N.E. 8th Street, 5th Floor
Bellevue, WA  98004
Attention:  Thomas E. Kasanders


Borrower:

INTERPOINT CORPORATION
10301 Willows Road
Redmond, WA  98052
Attention:  Leslie Rock


  .3 	Documentation and Administration Expenses.  Borrower shall pay, reimburse, and indemnify Bank for all of Bank's reasonable costs and expenses, including, without limitation, all accounting, appraisal, and report preparation fees or expenses, all reasonable attorneys' fees (including the allocated cost of in-house counsel), legal expenses, and recording or filing fees, incurred in connection with the negotiation, preparation, execution, and administration of this Agreement and all other Loan Documents, and all amendments, supplements, or modifications thereto, and the perfection of all security interests, liens, or encumbrances that may be granted to Bank; provided, that Borrower shall not be required to reimburse Bank for more than $2,000 of Bank's legal fees and other documentation fees for initial documentation of the facility represented by this Agreement. Borrower acknowledges that any legal counsel retained or employed by Bank acts solely on the Bank's behalf and not on Borrower's behalf, despite Borrower's obligation to reimburse Bank for the cost of such legal counsel, and that Borrower has had sufficient opportunity to seek the advice of its own legal counsel with regard to this Agreement.
  .4 	Collection Expenses.  The nonprevailing party shall, upon demand by the prevailing party, reimburse the prevailing party for all of its costs, expenses, and reasonable attorneys' fees (including the allocated cost of in-house counsel) incurred in connection with any controversy or claim between said parties relating to this Agreement or any of the other Loan Documents, or to an alleged tort arising out of the transactions evidenced by this Agreement, including those incurred in any action, bankruptcy proceeding, arbitration or other alternative dispute resolution proceeding, or appeal, or in the course of exercising any judicial or nonjudicial remedies.
  .5 	Waiver.  No failure to exercise and no delay in exercising, on the part of
Bank, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege. Further, no waiver or indulgence by Bank of any Default shall constitute a waiver of Bank's right to declare a subsequent similar failure or event to be a Default.

  .6 	Assignment.  This Agreement is made expressly for the sole benefit of
Borrower and for the protection of Bank and its successors and assigns. The rights of Borrower hereunder shall not be assignable by operation of law or otherwise, without the prior written consent of Bank.
  .7 	Merger.  The rights and obligations set forth in this Agreement shall not merge into or be extinguished by any of the Loan Documents, but shall continue and remain valid and enforceable. This Agreement and the other Loan Documents constitute Bank's entire agreement with Borrower with regard to the Revolving Loan, and supersede all prior writings and oral negotiations. No oral or written representation, covenant, commitment, waiver, or promise of either
Bank or Borrower shall have any effect, whether made before or after the date of this Agreement, unless contained in this Agreement or another Loan Document, or in an amendment complying with Section 10.8. ORAL AGREEMENTS OR ORAL
COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

  .8 	Amendments.  Any amendment or waiver of, or consent to any departure by
Borrower from any provision of, this Agreement shall be in writing signed by each party to be bound thereby, and shall be effective only in the specific instance and for the specific purpose for which given.
  .9 	Mandatory Arbitration.
      (a) 	At the request of either Bank or Borrower, any controversy or claim between Bank and Borrower, arising from or relating to this Agreement or any of the other Loan Documents, or arising from an alleged tort, shall be settled by arbitration in Seattle, Washington.  The United States
  Arbitration Act shall apply even though this Agreement is otherwise governed by Washington law.  The proceedings shall be administered by the
  American Arbitration Association under its commercial rules of arbitration.
  Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s).  Judgment upon the arbitration award may be entered in any court having jurisdiction over the parties.  The institution and maintenance of an action for judicial relief or pursuit of an ancillary or provisional remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested.  For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this subsection is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this subsection is subject to any applicable statute of limitations.  The arbitrator(s) will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.  The parties consent to the joinder of any guarantor, hypothecator, or other party having an interest relating to the claim or controversy being arbitrated in any proceedings under this Section.
     (b) 	No provision of this subsection shall limit the right of Borrower or
  Bank to exercise self-help remedies such as set-off, foreclosure, retention or sale of any collateral, or obtaining any ancillary, provisional, or interim remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration proceeding.  The exercise of any such remedy does not waive the right of either party to request arbitration.
  .10 	Construction.  Each term of this Agreement and each Loan Document shall be binding to the extent permitted by law and shall be governed by the laws of the State of Washington, excluding its conflict of laws rules.  If one or more of the provisions of this Agreement should be invalid, illegal, or unenforceable in any respect, the remaining provisions of this Agreement shall remain effective and enforceable.  If there is a conflict among the provisions of any Loan Documents, the provisions of this Agreement shall be controlling.  The captions and organization of this Agreement are for convenience only, and shall not be construed to affect any provision of this
Agreement.

     	DATED March 29, 1996.


Borrower:


INTERPOINT CORPORATION

By      /s/Leslie S. Rock
        -------------------------

Title   Vice President, Treasurer
        -------------------------

Bank:


SEAFIRST BANK

By      /s/T.E. Kasanders
        _________________________

Title   Vice President
        -------------------------